Exhibit 10.1

Date: December 17, 2024

Xiaoyu Dida Interconnect International Limited

Building 34, Tian’an Headquarters Center,

No. 555 Panyu Avenue North,

Donghuan Street, Panyu District,

Guangzhou 511400

People’s Republic of China

Attention: Wendong Li

Four Leaf Acquisition Corporation

4546 El Camino Real B10 #715

Los Altos, California 94022

United States of America

Attention: Bala Padmakumar, CEO

Re: Sponsor Support Agreement

Ladies and Gentlemen:

This letter (this “Support Agreement”) is being delivered by ALWA Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and certain other holders of Four Leaf Class B Common Stock identified on the signature page hereto (the “Class B Stockholders”), to Four Leaf Acquisition Corporation, a Delaware corporation (“Four Leaf”) and Xiaoyu Dida Interconnect International Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Pubco”), in accordance with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Four Leaf, Pubco, Xiaoyu Dida Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco (“Merger Sub 1”) and Xiaoyu Dida (USA) Company, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco (“Merger Sub 2”). The Sponsor, Four Leaf, and Pubco shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. As used herein, the term “Section” shall, unless otherwise specified, refer to the specified Section of this Support Agreement.

The Sponsor and the Class B Stockholders are currently the record owner and Beneficial Owners of an aggregate of 1,355,250 shares of Four Leaf Class B Common Stock (the “Sponsor Shares”), which, pursuant to the terms of the Merger Agreement, is to be converted into that number of shares of Four Leaf Class A Common Stock immediately prior to the Merger 1 Effective Time and at the Merger 1 Effective Time shall be canceled in exchange for the right to receive one Pubco Class A Ordinary Share for each share of Four Leaf Class A Common Stock. In order to induce Pubco to enter into the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and the Class B Stockholders hereby agree with Four Leaf and Pubco as follows:

1.	Voting Agreements. For so long as this Support Agreement is in effect, the Sponsor and the Class B Stockholders, in their capacity as stockholders of Four Leaf, covenant and agree that, at any meeting of Four Leaf’s stockholders related to the transactions contemplated by the Merger Agreement (the “Transactions”), whether annual or special and whether or not an adjourned or postponed meeting, and however called, and in connection with any action by written consent of Four Leaf’s stockholders related to the Transactions (all such meetings or consents collectively referred to herein as the “Meeting”), the Sponsor and the Class B Stockholders shall, subject to and in accordance with Section 8.4 (Four Leaf’s Stockholders’ Approval) of the Merger Agreement:

a.	when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Shares to be counted as present thereat for the purpose of establishing a quorum;

b.	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares in favor of each of the proposals relating to the Transactions and any other matters necessary or reasonably requested by Four Leaf for consummation of the Mergers and the Transactions; and

c.	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Shares against (i) any action that would reasonably be expected to (x) impede, interfere with, delay, postpone, attempt to discourage, frustrate the purposes of, or adversely affect the Mergers or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Four Leaf under, prevent or nullify any provision of, the Merger Agreement or the Additional Agreements, or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Support Agreement; (ii) and not commit or agree to take any action inconsistent with the foregoing.

2.	Stop Transfers; Certificates. The Sponsor and the Class B Stockholders agree that, except for Transfers of Sponsor Shares permitted by this Support Agreement, they shall not request that Four Leaf register the Transfer (book entry or otherwise) of any Sponsor Shares.

3.	Amended and Restated Registration Rights Agreement. At the Closing, the Sponsor and Holders (as defined therein) shall deliver to Pubco a duly executed copy of the Amended and Restated Registration Rights Agreement in substantially the form attached as Exhibit B to the Merger Agreement.

4.	Remedies. The Sponsor and the Class B Stockholders hereby agree and acknowledge that (a) Four Leaf and Pubco would be irreparably injured in the event of a breach by the Sponsor or any of the Class B Stockholders of their respective obligations under this Support Agreement, (b) monetary damages would not be an adequate remedy for such breach, and (c) the non-breaching Party shall be entitled to injunctive relief, in addition to any other remedy that such Party may have in law or in equity, in the event of such breach or threatened breach, without the need to post a bond or other collateral security.

5.	Transfer Restrictions; No Redemptions. In addition to and without limiting the Lock-Up Restrictions (as defined in the Amended and Restated Registration Rights Agreement), the Sponsor and each Class B Stockholder agrees that it shall not, directly or indirectly, (i) sell, assign or otherwise Transfer any Sponsor Shares; provided, however, that the foregoing shall not apply to any Transfer to any members or partners of the Sponsor or its Affiliates, any Affiliates of the Sponsor, or any employees of such Affiliates; provided, further, that any transferee of any such Transfer must enter into a written agreement, in form and substance reasonably satisfactory to Pubco and Four Leaf, agreeing to be bound by this Support Agreement prior to the occurrence of such Transfer; (ii) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise, or enter into any other agreement, with respect to any Sponsor Shares, in each case, other than as set forth in this Support Agreement, the Merger Agreement or the Additional Agreements, (iii) take any action that would reasonably be expected to make any representation or warranty of the Sponsor or such Class B Stockholder herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling the Sponsor or such Class B Stockholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions. Each of the Sponsor and the Class B Stockholders irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Support Agreement, the Sponsor and the Class B Stockholders shall not elect to cause Four Leaf to redeem any Sponsor Shares now or at any time Beneficially Owned by the Sponsor and the Class B Stockholders, or submit or surrender any of the Sponsor Shares for redemption, in connection with the Transactions.

6.	Anti-Dilution Waiver: Notwithstanding anything to the contrary in any other agreement or Contract to which the Sponsor or a Class B Stockholder is bound, the Sponsor (for itself and for its successors, heirs and assigns) and the Class B Stockholders, collectively holding at least a majority of Four Leaf’s Class B Common Stock, hereby (but subject to the consummation of the Mergers) irrevocably and unconditionally waive, to the fullest extent permitted by applicable Laws and Four Leaf’s Organizational Documents (including Section 4.3(b) of the Second Amended and Restated Certificate of Incorporation of Four Leaf, as amended), and agree not to exercise, assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate at which shares of Four Leaf Class B Common Stock convert into shares of Four Leaf’s Class A Common Stock in connection with the Transactions.

7.	Additional Shares. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Merger 1 Effective Time; and (b) the termination of the Merger Agreement in accordance with its terms, in the event that, (i) any shares of Four Leaf Common Stock, Four Leaf Public Warrant or other equity securities of Four Leaf (such shares of Four Leaf Common Stock, Four Leaf Warrants or other equity securities of Four Leaf, collectively the “New Securities”) are issued or otherwise distributed to the Sponsor or a Class B Stockholder pursuant to any stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, (ii) the Sponsor or a Class B Stockholder purchases or otherwise acquires Beneficial Ownership of New Securities, or (iii) the Sponsor or a Class B Stockholders acquires the right to vote or share in the voting of any New Securities, then such New Securities acquired or purchased by the Sponsor or the Class B Stockholder, as applicable, shall be subject to the terms of this Support Agreement to the same extent as if they constituted Sponsor Shares as of the date hereof.

8.	Entire Agreement; Amendment. This Support Agreement, the Merger Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all Parties hereto.

9.	Assignment. No Party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on the Sponsor, the Class B Stockholders and their respective successors, heirs, personal representatives and assigns and permitted transferees.

10.	Incorporation by Reference. The Sponsor and the Class B Stockholders shall be bound by and comply with Section 6.2 (Alternative Transaction) and Section 8.5 (Confidentiality) of the Merger Agreement (and any relevant definitions contained in any such sections) as if (a) the Sponsor and the Class B Stockholders were original signatories to the Merger Agreement with respect to such provisions, and (b) each reference to “Four Leaf” contained in Section 6.2 of the Merger Agreement and “Affiliates” contained in Section 8.5 of the Merger Agreement shall also refer to the Sponsor and the Class B Stockholders. Sections 11.1 (Notices), 11.3 (Nonsurvival of Representations), 11.9 (Governing Law), 11.10 (Waiver of Jury Trial), 11.12 (Counterparts), 11.14 (Severability) and 11.15 (Construction of Certain Terms and References; Captions), of the Merger Agreement are incorporated herein by reference and shall apply to this Support Agreement, mutatis mutandis.

11.	Termination. This Support Agreement shall automatically terminate, without any notice or other action by any Party, upon the earlier of (a) the Merger 1 Effective Time; and (b) the termination of the Merger Agreement prior to the Merger 1 Effective Time in accordance with its terms. Upon termination of this Support Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liability under, or with respect to, this Support Agreement. Notwithstanding the foregoing or anything to the contrary in this Support Agreement, the termination of this Support Agreement pursuant to Section 11(b) shall not affect any liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Support Agreement prior to such termination or fraud.

12.	Sponsor Representations: The Sponsor and each of the Class B Stockholders, jointly and severally, represents and warrants to Four Leaf and Pubco, as of the date hereof and as of the Closing Date, that:

a.	it, he or she has full right and power, without violating any agreement to which it, he or she is bound, to enter into this Support Agreement;

b.	in the case of the Sponsor, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of the Sponsor;

c.	this Support Agreement has been duly executed and delivered by the Sponsor or the Class B Stockholder, as applicable, and, assuming due authorization, execution and delivery by the other Parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of the Sponsor or the Class B Stockholder, as applicable, enforceable against the Sponsor in accordance with the terms hereof (except for the Enforceability Exceptions);

d.	the execution and delivery of this Support Agreement by the Sponsor and the Class B Stockholders does not, and the performance by the Sponsor and the Class B Stockholders of their obligations hereunder will not, (i) conflict with or result in a violation of the Organizational Documents of the Sponsor, (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor or the Class B Stockholders of its obligations under this Support Agreement or (iii) violate any Law applicable to the Sponsor or the Class B Stockholders;

e.	the Sponsor and the Class B Stockholders have not entered into, and shall not enter into, any agreement that would prevent the Sponsor and the Class B Stockholders from performing any of its, his or her obligations hereunder;

f.	there are no Proceedings pending against the Sponsor or the Class B Stockholders or, to the knowledge of the Sponsor or the Class B Stockholders, threatened against the Sponsor or the Class B Stockholders or any of their respective properties or assets (including the Sponsor Shares), before any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, delay or enjoin the performance by the Sponsor or the Class B Stockholders of its, his or her obligations under this Support Agreement;

g.	the Sponsor and the Class B Stockholders have good title to the Sponsor Shares, free and clear of any Liens, and the Sponsor and the Class B Stockholders have the sole power to vote or cause to be voted such Sponsor Shares;

h.	the Sponsor Shares identified in Paragraph 2 of this Support Agreement are the only voting securities of Four Leaf Beneficially Owned by the Sponsor and the Class B Stockholders as of the date hereof, and none of such Sponsor Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Sponsor Shares that is inconsistent with the Sponsor’s and the Class B Stockholders’ obligations pursuant to this Support Agreement; and

i.	each of the Sponsor and the Class B Stockholders, understands and acknowledges that each of Four Leaf and Pubco is entering into the Merger Agreement in reliance upon the Sponsor and such Class B Stockholder’s execution and delivery of this Support Agreement.

13.	Sponsor Affiliate Agreements. Each of Sponsor and Four Leaf hereby agree that (i) each of the agreements set forth on Schedule A attached hereto, and (ii) each agreement in effect as of the Merger 1 Effective Time between Four Leaf (or any of its Subsidiaries), on the one hand, and Sponsor or any of Sponsor’s Affiliates (other than Four Leaf or any of Four Leaf’s Subsidiaries), on the other hand (but excluding the Merger Agreement and the Additional Agreements) (such agreements, collectively, the “Sponsor Affiliate Agreements”) will be terminated effective as of the Merger 1 Effective Time (other than those Sponsor Affiliate Agreements with obligations that will be discharged in connection with the Closing, in which case such Sponsor Affiliate Agreements will be terminated as of immediately following the discharge of such obligations upon the Closing), and thereupon shall be of no further force or effect, without any further action on the part of any of the Sponsor or Four Leaf, and on and from the effectiveness of such terminations neither Four Leaf, the Sponsor, nor any of their respective affiliates or subsidiaries shall have any further rights, duties, liabilities or obligations under any of the Sponsor Affiliate Agreements and each of Sponsor and Four Leaf (for and on behalf of its Affiliates and Subsidiaries) hereby releases in full any and all claims with respect thereto with effect on and from the effectiveness of such terminations.

14.	Consent to Disclosure. Each of the Sponsor and the Class B Stockholders consents to and authorizes Pubco or Four Leaf, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that Pubco or Four Leaf, as applicable, reasonably determines to be necessary or advisable in connection with the Transactions or any other transactions contemplated by this Support Agreement, their respective identity and ownership of the Sponsor Shares, the existence of this Support Agreement and the nature of their respective commitments and obligations under this Support Agreement, and each of the Sponsor and the Class B Stockholders acknowledges that Pubco or Four Leaf may, in their sole discretion, file this Support Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange to promptly give Pubco or Four Leaf, as applicable, any information that is in its possession that Pubco or Four Leaf, as applicable, may reasonably request for the preparation of any such disclosure documents, and each of the Sponsor and the Class B Stockholders agrees to promptly notify Pubco or Four Leaf of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that each of the Sponsor and the Class B Stockholders shall become aware that any such information shall have become false or misleading in any material respect.

15.	Mutual Release.

a.	Sponsor and Class B Stockholder Release. Each of the Sponsor and the Class B Stockholders, on its own behalf and on behalf of each of its Affiliates (other than Four Leaf or any of Four Leaf’s Subsidiaries) and each of its and their successors, assigns and executors (each, a “Sponsor Releasor”), effective as at the Merger 1 Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge Pubco, Four Leaf, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Sponsor Releasee”), from (x) any and all obligations or duties Pubco, Four Leaf or any of their respective Subsidiaries has prior to or as of the Merger 1 Effective Time to such Sponsor Releasor or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Sponsor Releasor has prior to or as of the Merger 1 Effective Time, against any Sponsor Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger 1 Effective Time (except in the event of fraud on the part of a Sponsor Releasee); provided, however, that nothing contained in this Section 15(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Support Agreement, the Merger Agreement, the Additional Agreements or Four Leaf’s Organizational Documents, (ii) for indemnification or contribution, in any Sponsor Releasor’s capacity as an officer or director of Four Leaf, (iii) arising under any then-existing insurance policy of Four Leaf, or (iv) for any claim for fraud.

b.	Pubco Release. Each of Pubco, Four Leaf and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Pubco Releasor”), effective as at the Merger 1 Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge Sponsor and its respective successors, assigns, heirs, executors, officers, directors, partners, members, managers and employees (in each case in their capacity as such) (each, a “Pubco Releasee”), from (x) any and all obligations or duties such Pubco Releasee has prior to or as of the Merger 1 Effective Time to such Pubco Releasor or (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Pubco Releasor has, may have or might have or may assert now or in the future, against any Pubco Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger 1 Effective Time (except in the event of fraud on the part of a Pubco Releasee); provided, however, that nothing contained in this Section 15(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Support Agreement, the Merger Agreement or the Additional Agreements or (ii) for any claim for fraud.

16.	Adjustment for Stock Split. If, and as often as, there are any changes in the Four Leaf Common Stock or the Sponsor Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, the Class B Stockholders, Four Leaf, and the Sponsor Shares as so changed.

17.	No Recourse. Each Party agrees that (a) this Support Agreement may only be enforced against, and any action for breach of this Support Agreement may only be made against, the Parties and any permitted transferee of Sponsor Shares (any such transferee, a “Sponsor Transferee”), and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Support Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any non-party Affiliate of the Sponsor or of any Sponsor Transferee, and (b) none of the Sponsor’s non-party Affiliates (unless such Affiliate is a Sponsor Transferee) shall have any Liability arising out of or relating to this Support Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Support Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Support Agreement, the negotiation hereof or the transactions contemplated hereby.

18.	No Third Party Beneficiaries. This Support Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever in connection with the matters governed by this Support Agreement. Nothing in this Support Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

19.	Further Actions. Each of the Parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another Party hereto.

20.	Waiver of Dissenter’s Rights. The Sponsor and the Class B Stockholders hereby irrevocably waive, and agree not to exercise or assert, any dissenters’ rights under the DGCL and any other similar statute in connection with the Transactions and the Merger Agreement. The Sponsor and the Class B Stockholders agree to refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of Four Leaf or the DGCL) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Transactions.

21.	Definitions. As used herein, (i) “Beneficially Own” shall have the meaning ascribed to it in Section 13(d) of the Exchange Act, (ii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b), other than a Registration Statement filed pursuant to the Merger Agreement.

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If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing in the space below and returning this letter agreement to us.

Sincerely,

SPONSOR:

ALWA SPONSOR LLC

By:	/s/ Alvin Wang
Name:	Alvin Wang
Title:	Chief Executive Officer

Notice Address:
4546 El Camino Real B10 #715
Los Altos, California 94022
United States of America

Attention: Alvin Wang, CEO

CLASS B STOCKHOLDERS:

/s/ Rahul Mewawalla
Rahul Mewawalla
Notice Address:
4546 El Camino Real B10 #715
Los Altos, California 94022
Email: rahul@mewawalla.net

/s/ Stephen Markscheid
Stephen Markscheid
Notice Address:
419 Washington Avenue
Wilmette, IL 60091
Email: smarkscheid@gmail.com

Signature Page to

Sponsor Support Agreement

Accepted and Agreed:

XIAOYU DIDA INTERCONNECT INTERNATIONAL LIMITED

By:	/s/ Wendong Li
Name:	Wendong Li
Title:	Chief Executive Officer

Signature Page to

Sponsor Support Agreement

FOUR LEAF ACQUISITION CORPORATION

By:	/s/ Bala Padmakumar
Name:	Bala Padmakumar
Title:	Chief Executive Officer

Signature Page to

Sponsor Support Agreement

Schedule A

1.	Promissory Note, dated August 17, 2023, from Four Leaf to Sponsor.
2.	Promissory Note, dated September 20, 2023, from Four Leaf to Sponsor.
3.	Promissory Note, dated October 10, 2023, from Four Leaf to Sponsor.
4.	Promissory Note, dated November 3, 2023, from Four Leaf to Sponsor.
5.	Promissory Note, dated December 21, 2023, from Four Leaf to Sponsor.
6.	Promissory Note, dated January 29, 2024, from Four Leaf to Sponsor.
7.	Promissory Note, dated January 30, 2024, from Four Leaf to Sponsor.
8.	Promissory Note, dated February 15, 2024, from Four Leaf to Sponsor.
9.	Promissory Note, dated March 19, 2024, from Four Leaf to Sponsor.
10.	Promissory Note, dated March 21, 2024, from Four Leaf to Sponsor.
11.	Promissory Note, dated March 26, 2024, from Four Leaf to Sponsor.
12.	Promissory Note, dated May 14, 2024, from Four Leaf to Sponsor.
13.	Promissory Note, dated May 31, 2024, from Four Leaf to Sponsor.
14.	Promissory Note, dated June 1, 2024, from Four Leaf to Sponsor.
15.	Promissory Note, dated June 6, 2024, from Four Leaf to Sponsor.
16.	Promissory Note, dated July 1, 2024, from Four Leaf to Sponsor.
17.	Promissory Note, dated July 16, 2024, from Four Leaf to Sponsor.
18.	Promissory Note, dated August 16, 2024, from Four Leaf to Sponsor.
19.	Promissory Note, dated August 16, 2024, from Four Leaf to Sponsor.
20.	Promissory Note, dated September 13, 2024, from Four Leaf to Sponsor.
21.	Promissory Note, dated September 18, 2024, from Four Leaf to Sponsor.
22.	Promissory Note, dated September 27, 2024 from Four Leaf to Sponsor